EXHIBIT 10.10

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[LOGO]    CHEMICAL LEAMAN CORPORATION

          102 Pickering Way  o  Exton, Pennsylvania 19341-0200

                                                    DAVID M. BOUCHER
                                                    Senior vice President
                                                    Chief Financial Officer
                                                    610-363-4215 Direct Dial
                                                    610-363-4233 Facsimile


September 10, 1996

Philip J. Ringo
102 Pickering Way
Exton, PA 19341

Re: Amendment No. 1 to Stock Purchase and Pledge Agreement


Dear Phil:

     Reference is hereby made to that certain (i) Stock Purchase and Pledge Agreement (the "Agreement"), dated August 9, 1995, by and between Chemical Leaman Corporation (the "Company") and Philip J. Ringo ("Ringo"), and (ii) the $456,000 Promissory Note (the "Note") executed by Ringo in connection therewith. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     The Company desires to issue and sell to Ringo, as of the date hereof,
11.25 shares of the common stock of the Company (the "Additional Shares"), and Ringo desires to purchase such Additional Shares. The Company and Ringo further desire that the purchase of such Additional Shares be upon the terms and subject to the conditions set forth in the Agreement.

     This Amendment No. 1 to Stock Purchase and Pledge Agreement sets forth the terms and conditions pursuant to which the Company shall issue and sell, and Ringo shall purchase, the Additional Shares.

     1. Subject to the terms and conditions set forth herein and in the Agreement, Ringo hereby subscribes for and agrees to purchase from the Company and the Company hereby agrees to sell to Ringo, on the date hereof, the Additional Shares.

     2. As full payment for the Additional Shares, on the date hereof, Ringo shall pay to the Company an amount equal to Six thousand Dollars ($6,000.00) per Share, for an aggregate purchase price of $67,500 (the "Purchase Price") by the delivery to the Company of a promissory note in the aggregate principal amount of $67,500 in substantially the form attached hereto as Exhibit A (the "Additional Note").

     3. The Company's representations and warranties as set forth in Article 3 of the Agreement remain true and correct on the date hereof, except that all references therein to the "Shares" shall include the Additional Shares and all references therein to the "Agreement" shall include this Amendment No. 1.

     4. Ringo's representations and warranties as set forth in Article 4 of the Agreement remain true and correct on the date hereof, except that all references therein to the "Shares" shall include the Additional Shares.

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     5. The definition of "Collateral" set forth in Article 5 of the Agreement, shall hereinafter include the Additional Shares, together with all additions thereto, substitutions or exchanges therefor, proceeds thereof and distributions thereon. The definition of "Obligations" set forth in Article 5 of the Agreement' shall hereinafter include the Additional Note and shall include amounts for which Ringo has no personal liability pursuant to Paragraph 5 of the Additional Note. The definition of "Documents" set forth in Article 5 of the Agreement shall hereinafter include the Additional Note and this Amendment No.
1. The references to "Shares" set forth in Article 5 of the Agreement shall hereinafter include the Additional Shares.

     6. The references to "Shares" set forth in Article 6 of the Agreement, shall hereinafter include the Additional Shares.

     7. This Amendment No. 1, together with the Agreement, the Note, the Additional Note and the Letter Agreement, constitute the entire understanding among the parties hereto with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. In the event of any inconsistency between the Agreement, as amended hereby, and the Letter Agreement, the terms of this Agreement shall control.

     8. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

     9. If any provision of this Amendment No. 1 is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Amendment No. 1 shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

     10. No party hereto may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties hereto.

     11. This Amendment No. 1 binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties hereto, and does not confer any rights on any other persons or entities.

     12. This Amendment No. I shall be construed and enforced in accordance with the law of the Commonwealth of Pennsylvania.

     13. Notwithstanding anything herein contained to the contrary, Ringo shall only be personally liable under the Additional Note and this Amendment No. 1 to the extent set forth in Paragraph 5 of the Additional Note.

     14. The parties acknowledge that the offer and sale of the Additional Shares are exempt from registration under the Securities Act by virtue of Rule 701 thereunder and other available exemptions.


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     If you are in agreement with the foregoing, please sign where indicated
below.

                                        CHEMICAL LEAMAN CORPORATION

                                        /s/ David M. Boucher
                                        -----------------------------
                                        David M. Boucher
                                        Senior Vice President and CFO

ACCEPTED AND AGREED THIS
10th DAY OF SEPTEMBER, 1996

/s/ Philip J. Ringo
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Philip J. Ringo